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                                                                    EXHIBIT 99.2
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                        AMERICAN WIRELESS SYSTEMS, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of AMERICAN WIRELESS SYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of
Stockholders and Joint Proxy Statement/Prospectus each dated            , 1996,
and hereby appoints Steven G. Johnson and Daniel A. Cartwright, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of AMERICAN WIRELESS SYSTEMS, INC. to be held on
           , 1996, at     a.m., local time, at                   ,       ,
Arizona       , and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

                  APPROVAL OF THE AGREEMENT AND PLAN OF MERGER

      / /  FOR                  / /  AGAINST                  / /  ABSTAIN

and upon such matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

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    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS
INDICATED, WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

                                                Dated:                    , 1996
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                                                           Signature

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                                                           Signature

                                                (This Proxy should be dated,
                                                signed by the stockholder(s)
                                                exactly as his or her name
                                                appears hereon, and returned
                                                promptly in the enclosed
                                                envelope. Persons signing in a
                                                fiduciary capacity should so
                                                indicate. If shares are held by
                                                joint tenants or as community
                                                property, both stockholders
                                                should sign.)

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